UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260

San Diego, CA 92122

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this report is incorporated by reference into this Item 3.02 to the extent such information is responsive to the disclosure requirements of Item 3.02 of Current Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 5.03 and 8.01 of this report is incorporated by reference into this Item 3.03 to the extent such information is responsive to the disclosure requirements of Item 3.03 of Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2026, in anticipation of the initial closing of the Offering (as defined below), Daré Bioscience, Inc. (“Daré” “we,” “us,” or “our”) filed a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, which became effective upon filing. The Certificate of Designation designates 4,999,620 shares of Daré’s authorized preferred stock, $0.01 par value per share, as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and establishes the following powers, preferences and rights, and qualifications, limitations and restrictions of such series of preferred stock:

Voting Rights. Except as required by law, the Series A Preferred Stock has no voting rights.

Ranking. The Series A Preferred Stock ranks, as to rights upon our liquidation, dissolution, or winding up, senior to our common stock, $0.0001 par value per share (the “Common Stock”). The terms of the Series A Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are senior in rank to the Series A Preferred Stock as to dividend or distribution rights and rights upon our liquidation, dissolution or winding up.

Stated Value. Each share of the Series A Preferred Stock has an initial stated value of $5.00, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting the Series A Preferred Stock.

Dividend Rights. Holders of the Series A Preferred Stock are not entitled to receive any dividends.

Liquidation Preference. The liquidation preference for each share of the Series A Preferred Stock is $5.00 per share, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting the Series A Preferred Stock. Upon our liquidation, dissolution or winding up, to the extent we have the cash available, holders of shares of the Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their shares of Series A Preferred Stock.

Company Call Option. Commencing on the third anniversary of the initial closing of the Offering and continuing indefinitely thereafter, we will have a right to call for redemption the outstanding shares of the Series A Preferred Stock at a per share call price equal to the lesser of (i) the stated value per share plus a non-compounded rate of return calculated at 8% per annum, and (ii) 200% of the stated value per share, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting the Series A Preferred Stock. To exercise the call right, we will notify each holder of record of the then outstanding shares of Series A Preferred Stock that we will redeem all or a part of the outstanding shares on a date that is no earlier than 20 and no later than 60 days after the date of notice. If less than all the outstanding shares are to be redeemed, we will redeem the shares on a pro rata basis, selection by lot or in such other equitable manner we determine.

Conversion at Option of Holder. At any time after issuance, each share of the Series A Preferred Stock is convertible at the option of the holder thereof into shares of Common Stock at a conversion price of $2.50 per share (the “Initial Conversion Price”), subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events. Accordingly, each share of the Series A Preferred Stock is initially convertible into two shares of Common Stock.

Forced Conversion. If at any time after issuance, any of the following events occurs, we will have the right to require the holders of shares of Series A Preferred Stock to convert all, or any portion of, their shares of Series A Preferred Stock into shares of Common Stock: (a) a change in control, (b) if the closing price of the Common Stock is at or above $4.50 per share, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events, for any 10 trading days out of any 30 consecutive trading day period, or (c) if we consummate a firm commitment public offering of shares of Common Stock resulting in gross proceeds of at least $15.0 million at an offering price per share equal to or greater than $4.50, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events.

Limitations on Conversion. Notwithstanding the conversion rights described above, to the extent prohibited by applicable rules of The Nasdaq Stock Market LLC or any other national securities exchange or trading market on which our capital stock is listed, we will not issue shares of Common Stock upon conversion of shares of Series A Preferred Stock if such issuance will result in a change of control of Daré under Nasdaq Listing Rule 5635(b) or would violate Nasdaq Listing Rule 5635(d), in each case, unless we obtain stockholder approval of such issuance in accordance with such applicable rules. For purposes of Nasdaq Listing Rule 5635(b), generally, a change of control would be considered to occur if the issuance of shares of Common Stock to a holder would result in such holder, or a group of investors that includes such holder, owning, or have the right to acquire, 20% or more of the outstanding shares of Common Stock and such ownership position would be the largest ownership position in Daré. As it applies to the Offering, Nasdaq Listing Rule 5635(d) generally provides that if the initial conversion price of the Series A Preferred Stock is less than the “Minimum Price” (as such term is defined in Nasdaq Listing Rule 5635(d)) plus $0.125 (with such amount added to account for the valuation, under the Nasdaq Listing Rules, of the warrants issued as part of the units in the Offering), stockholder approval is required prior to the issuance of shares of Common Stock in the Offering that equals or exceeds 20% or more of the total number of shares of Common Stock outstanding as of immediately prior the initial closing the Offering. For additional information regarding the applicability of Nasdaq Listing Rule 5635(d), see the information set forth in Item 8.01 of this report.

No Redemption Right. The Series A Preferred Stock has no maturity date, and we are not required to redeem any of the Series A Preferred Stock at any time. Accordingly, unless converted into shares of Common Stock or we exercise our call option, issued shares of Series A Preferred Stock will remain outstanding indefinitely.

Fully Paid and Non-assessable. The shares of Series A Preferred Stock issued in the Offering will be fully paid and nonassessable.

The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

Item 8.01 Other Events.

On January 27, 2026, we completed the initial closing of our Regulation A offering of up to 4,854,000 units (each, an “Investor Unit” and collectively the “Investor Units”), each consisting of one share of Series A Preferred Stock and two warrants, each to purchase one share of Common Stock (“Investor Warrants”), with each Investor Unit being offered at an offering price of $5.00 (the “Offering”). The closing price of our common stock on January 26, 2026, was $1.90, and because the Initial Conversion Price exceeded the sum of that closing price plus $0.125, the limitations under Nasdaq Listing Rule 5635(d) that could have applied to the conversion of the Series A Preferred Stock and to the exercise of the Investor Warrants issued in the Offering will not apply to any of the shares of Series A Preferred Stock or the Investor Warrants that are part of the up to 4,854,000 Investors Units that may be issued in the Offering.

The Offering is being conducted pursuant to our offering statement on Form 1-A (File No. 024-12688), as amended (the “Offering Statement”), which was qualified by the U.S. Securities and Exchange Commission (the “SEC”) on January 5, 2026, and the offering circular, dated January 6, 2026, which forms a part thereof (the “Offering Circular”). The Offering is being conducted on a “best efforts” basis pursuant to a selling agency agreement, dated January 5, 2026 (the “Selling Agency Agreement”), between Daré and Digital Offering, LLC (“Digital Offering”), acting as the lead selling agent for the Offering. Digital Offering is not required to sell any specific number or dollar amount of Investor Units. We will pay to Digital Offering a placement fee equal to 7.25% of the offering price per Investor Unit sold in the Offering. We will also issue Agent Unit Warrants (as defined below) to purchase that number of Agent Units (as defined below) equal to 3% of the total number of Investor Units sold in the Offering. In addition, we paid Digital Offering a $25,000 consulting fee and reimbursed or will reimburse Digital Offering for up to $85,000 of its reasonable, out-of-pocket, and documented fees and expenses incurred in connection with the Offering.

The Investor Warrants are exercisable at any time after issuance through the 36-month anniversary of their date of issuance at an exercise price of $4.00 per share of Common Stock, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events. Notwithstanding the foregoing, there are certain limitations on the exercise of the Investor Warrants to the extent a holder (together with its affiliates) would own more than 4.99% of the outstanding Common Stock immediately after exercise, and to the extent the issuance would result in a change of control of Daré under Nasdaq Listing Rule 5635(b), unless we obtain stockholder approval of such issuance in accordance with such rule.

The shares of Series A Preferred Stock and the Investor Warrants that are part of the Investor Units are immediately separable and will be issued separately, but must be purchased together as an Investor Unit in the Offering. The Investor Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Investor Units will be issued pursuant to the terms of a subscription agreement between Daré and each investor in the Offering (the “Subscription Agreement”). None of the Investor Units, the Series A Preferred Stock, or the Investor Warrants are currently listed on any exchange or quoted in any automated dealer quotation system or other over-the-counter market, and we do not intend to seek a listing or quotation for any of them. The offering price of the Investor Units is not related to, nor may it reflect, the market price of the Common Stock after the Offering.

At the initial closing of the Offering, we issued an aggregate of 5,090 Investor Units consisting of 5,090 shares of Series A Preferred Stock and Investor Warrants to purchase up to 10,180 shares of Common Stock. As of immediately prior to the initial closing of the Offering, we had no shares of preferred stock outstanding.

We intend to conduct multiple closings in connection with the Offering on a rolling basis. The Offering will terminate at the earliest of (i) the date on which the maximum offering amount of Investor Units has been sold, (ii) January 5, 2027 (one year after the date on which the Offering Statement was qualified by the SEC) and (iii) the date on which we determine to terminate the Offering, which we may do in our sole discretion at any time and for any reason or no reason.

The Offering Circular also relates to (i) 145,620 warrants (the “Agent Unit Warrants”) to purchase up to 145,620 units (the “Agent Units”) issuable to the selling agent(s) for the Offering, each Agent Unit consisting of one share of our Series A Preferred Stock and two warrants, each to purchase one share of Common Stock, (ii) up to 145,620 shares of Series A Preferred Stock issuable upon exercise of the Agent Unit Warrants and up to 291,240 shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock, and (iii) up to 291,240 warrants (the “Agent Common Warrants”) issuable upon exercise of the Agent Unit Warrants and up to 291,240 shares of Common Stock issuable upon exercise of the Agent Common Warrants. We will issue Agent Unit Warrants to purchase that number of Agent Units equal to 3% of the total number of Investor Units sold in the Offering.

The exercise price per Agent Unit Warrant is $6.25, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events. The Agent Unit Warrants and the securities comprising and underlying the Agent Unit Warrants are not transferable for a period of 180 days after January 7, 2026, the date of commencement of sales in the Offering (in compliance with FINRA Rule 5110(e)(1)) (the “Agent Lock-up Restriction”). The Agent Unit Warrants will expire on January 7, 2031, which is the five-year anniversary of the date of commencement of sales in the Offering.

The exercise price per Agent Common Warrant is $4.00 per share, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events. The terms of the Agent Common Warrant are substantially similar to the terms of the Investor Warrant, except that the Agent Common Warrant is subject to the Agent Lock-up Restriction.

At the initial closing of the Offering, we issued 152 Agent Unit Warrants to Digital Offering to purchase up to 152 Agent Units.

The foregoing descriptions of terms of the Selling Agency Agreement, the Subscription Agreement, the Investor Warrants, Agent Unit Warrants, and Agent Common Warrants are qualified in their entirety by reference to the full text of such agreement or instrument, as applicable. A copy of the Selling Agency Agreement is filed as an exhibit to this report and incorporated herein by reference. A copy of the form of the Subscription Agreement and the form of each of the Investor Warrant, the Agent Unit Warrant, and the Agent Common Warrant are filed as exhibits to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Selling Agency Agreement, dated January 5, 2026, between Daré Bioscience, Inc. and Digital Offering, LLC
3.1	Certificate of Designation of Series A Convertible Preferred Stock
4.1	Form of Investor Warrant
4.2	Form of Agent Unit Warrant
4.3	Form of Agent Common Warrant (included in Exhibit 4.2)
10.1	Form of Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: January 29, 2026	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer

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